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                                                                EXHIBIT 10.11(a)
                                                                  BKMU 2000 10-K


                        SUPPLEMENTAL RETIREMENT AGREEMENT


         THIS SUPPLEMENTAL RETIREMENT AGREEMENT ("Agreement") is made and
entered into as of the      day of            , 1994 (the "Effective Date"), by
and between First Northern Savings Bank, S.A., a Wisconsin chartered capital stock savings and loan association (hereinafter referred to as "Employer"), and
                (hereinafter referred to as "Executive").

         WHEREAS, Executive has made a considerable and significant contribution to the success and development of Employer; and

         WHEREAS, Executive and Employer have agreed that it is in their mutual best interest to enter into this Agreement to provide Executive with supplemental retirement benefits to encourage Executive's continued employment.

         NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged by Executive and Employer, the parties hereto hereby agree as follows:

1.       Definitions

         1.1 Age. "Age" shall mean the age of the Executive as of the Executive's most recent birthday.

         1.2 Base Monthly Benefit. "Base Monthly Benefit" means $ per month.

         1.3 Board. "Board" shall mean the Board of Directors of the Employer.

         1.4 Change in Control. A "Change in Control" shall mean the occurrence of any of the following events:


                  (a) A change in directors, which shall be deemed to have occurred if, during any period of two (2) consecutive years, the individuals, who at the beginning of any such period constituted the directors of Employer, cease for any reasons to constitute at least a majority thereof.

                  (b) There is any Successor.

                  (c) The filing by Employer of a report or proxy statement with the Office of Thrift Supervision ("OTS"), Federal Deposit Insurance Corporation, the Securities and Exchange Commission or other appropriate federal regulatory agency disclosing in response to Item 1 of Form 8-K or Item 5 of Part II of Form 10-Q, each promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 6(e) of Schedule 14A promulgated thereunder, or comparable or successor Forms, Schedules or Items of the appropriate federal regulatory agency, that a Change in Control of Employer has or may have occurred pursuant to any contract or transaction; or

                  (d) The determination that any individual, group of persons, partnership, corporation or other organization has acquired "control" of Employer as defined in Section 574.4 of the Rules and Regulations issued by the OTS under the Home Owners' Loan Act, as amended (the "Regulations") or other comparable rule or regulation of the appropriate federal regulatory agency; provided, however, that if such individual, group of persons, partnership, corporation or other organization, or any of them, shall be required to file an application with the OTS (or other appropriate federal regulatory agency) as required by Section 574.3 of the


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         Regulations (or other comparable rule or regulation promulgated by the appropriate federal regulatory agency) as a condition to their acquisition of title of any of such voting securities, the acquisition of such control for purposes of this paragraph (d), of such voting securities shall not be deemed to have occurred until the OTS (or other appropriate federal regulatory agency) shall have given its approval.

         1.5 Committee. "Committee" shall mean the committee designated by the Board and shall initially be the Compensation Committee of the Board.

         1.6 Successor "Successor" shall mean any successor in interest, including without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of Employer whether by sale, merger, consolidation, reorganization or otherwise.

         1.7 Total and Permanent Disability. "Total and Permanent Disability" means that Executive is unable to perform each of the material duties of his or her employment under this Agreement, by reason of any disability, illness, accident or condition, for a period of more than six consecutive months during any twelve-month period, which is expected to continue for more than one year as certified by a medical doctor of Executive's own choosing and concurred in by a doctor of Employer's choosing. If there is any dispute as to whether Executive is Totally and Permanently Disabled within the meaning of this Section 1.7, such dispute shall be submitted to a licensed physician agreeable to the parties who shall conduct an examination of Executive for the purpose of resolving such dispute; provided, however, that if the parties cannot agree upon a physician within sixty (60) days after written notice by either party to the other, a physician designated by the then President of the Medical Society of Brown County, Wisconsin shall conduct such examination. Employee shall submit to such examination and the determination of such physician as to whether Executive is Totally and Permanently Disabled within the meaning of this Section 1.7 will be binding and conclusive on the parties.

         1.8 Years of Service. "Years of Service" means the number of completed years of service with the Employer or any successor measured from Executive's date of employment to Executive's termination of employment (rounding up for fractional years of six months or more and rounding down for fractional years of less than six months).

2. Supplemental Retirement Benefits

         2.1 Eligibility for Benefits. The Employer shall pay Executive a supplemental retirement benefit if Executive continues in employment with the Employer until:

          (a) such time as the sum of Executive's Age and Years of Service total 80,

          (b)  a Change in Control,

          (c)  Executive's death, or

          (d)  Executive's Total and Permanent Disability.

Payments shall commence on the first day of the month next following the earlier of Executive's attainment of age 65 or Executive's death. Payments shall continue on the first day of each month thereafter until a total of 180 monthly payments have been made to Executive or Executive's beneficiary. The supplemental retirement benefit payable to Executive under this Section 2.1 shall be the Base Monthly Benefit; provided, however that if benefits commence prior to Executive's attainment of age 65 because of Executive's death, the monthly benefit payable shall be reduced to reflect the early commencement of benefits using a 6% discount rate. The amount payable in such event shall be equal to the amount which, if compounded monthly at a rate of 6% per year, would be equal to the Base Monthly Benefit payable on the first day of the month following Executive's attainment of age 65. For example, if Executive has a Base Monthly Benefit of $2,000 and benefits commence under this Agreement on the first day of the month following Executive's


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attainment of age 55 and continue for 180 months, the monthly benefit following the adjustment will be $1,099.27. (See attachment for calculation.)

         2.2 Acceleration of Benefits. If Executive becomes entitled to benefits under Section 2.1, Executive may submit a request to the Committee to have his or her supplemental retirement benefits commence earlier than the time otherwise provided in Section 2.1 and/or to have his or her benefits paid over a period shorter than 180 months. The Committee, in its absolute discretion, shall decide whether to grant such request. In the event the Committee grants Executive's request, the amount of Executive's monthly payment shall be adjusted to reflect such acceleration using a 6% discount rate (compounded monthly). For example, if Executive has a Base Monthly Benefit of $2,000 and the Committee consents to Executive's request to have payments commence on the first day of the month following Executive's attainment of age 55 and to continue for 60 months (5 years), the monthly benefit following the adjustment will be $2,518.42. (See attachment for calculation.)

         2.3 Other Termination; No Benefit. No benefits shall be payable under this Agreement if Executive terminates employment with the Employer prior to:
(a) such time as the sum of Executive's Age and Years of Service total 80, (b) a Change in Control, (c) Executive's death, and (d) Executive's Total and Permanent Disability.

3. Designation of Beneficiary.


         Executive shall have the right to designate a beneficiary or beneficiaries to receive any benefit provided for herein. Such designation of beneficiary shall be delivered in writing to Employer, and may be changed by Executive at any time by written notice delivered to Employer. If no beneficiary has been designated or if the designated beneficiary does not survive Executive, the benefit shall be payable to Executive's estate. If the beneficiary or beneficiaries who survive Executive die before receiving the full amount of any benefits payable hereunder, such benefits shall be paid to the estate of the last such beneficiary to die.

4. No Trust Created.

         Nothing contained in this Agreement, and no action taken pursuant to the provisions of this Agreement, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and Executive, his or her designated beneficiary or any other person. Any funds which may be invested or assets which may be acquired by Employer relating to this Agreement shall continue for all purposes to be a part of the general funds of Employer and no person other than Employer shall by virtue of the provisions of this Agreement have any interest in such funds or assets. To the extent that any person acquires a right to receive payment from Employer under this Agreement, such right shall be no greater than the right of any unsecured general creditor of Employer.

5. Insurance Funding.

         The Employer, in its discretion, may apply for and procure as owner and for its own benefit, insurance on the life of the Executive in such amounts and in such forms as the Employer may choose. The Executive shall have no interest whatsoever in any such policy or policies, but the Executive shall, as a condition precedent to the receipt of any benefits under this Agreement, cooperate with the Employer in undergoing any medical examinations and providing any information reasonably necessary in connection with such insurance policies.

6. Claims Procedure.

         If the Executive or the Executive's beneficiary (hereinafter referred to as a "Claimant") is denied all or a portion of an expected benefit under this Agreement for any reason, he or she may file a claim with the Committee. The Committee shall notify the Claimant within 60 days of allowance or denial of the claim, unless the Claimant receives written notice from the Committee prior to the end of the sixty (60) day period stating that special circumstances require


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an extension of the time for decision. Such notice shall be in writing, sent by mail to Claimant's last known address and, if a denial of the claim, must contain the following information:

              a) the specific reasons for the denial;

              b) specific reference to pertinent provisions of the Agreement on which the denial is based; and

              c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claim review procedure.

7. Review Procedures.

         A Claimant is entitled to request a review of any denial of his or her claim by the Committee. The request for review must be submitted in writing within 60 days of the mailing of the notice of denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.

         If the request for review by a Claimant concerns the interpretation and application of the provisions of this Agreement and the Employer's obligations, then the review shall be conducted by the entire Board. The Board shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Board may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant. The Claimant shall receive written notice of the Board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of this Agreement.

8. Successors and Binding Agreements.

              (a) This Agreement shall be binding upon and inure to the benefit of Employer and any Successor of or to Employer, but shall not otherwise be assignable or delegatable by Employer.

              (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

              (c) Employer shall require any Successor to agree (by agreement in form and substance satisfactory to Executive) within thirty (30) days after becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

              (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 8.

9. Termination or Suspension as Required by Law.

         Notwithstanding anything in this Agreement to the contrary, the following provisions shall limit the obligation of Employer hereunder, but only to the extent required by the applicable regulations of the OTS (12 C.F.R. 563.39), or similar succeeding regulations:


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              (a) In the event that Employer is in "default" (as defined in section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813
         (x)(1)), all obligations hereunder shall terminate as of the date of said default.

              (b) If Executive is suspended and/or temporarily prohibited from participating in the conduct of Employer's affairs by a notice served under section 8(e)(3) or section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(3) and (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service of such notice, unless such suspension is stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Executive all or part of the compensation withheld while its obligations hereunder were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

              (c) If Executive is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under section 8(e)(4) or section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818 (e)(4) or (g)(1)), all obligations of Employer hereunder shall terminate as of the effective date of the order.

              (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of Employer, (i) by the Director of OTS, or his or her designee, at the time the FDIC or the Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of OTS or, his or her designee, at the time the Director, or his or her designee, approves a supervisory merger to resolve problems related to the operation of Employer or when Employer is determined by the Director of OTS to be in an unsafe or unsound condition.

         Any rights of the Executive which have vested, including those which vest upon termination of this Agreement, shall not be affected by termination under this section.

10. Limitations on Termination Compensation.

              (a) In the event that the benefits payable to the Executive under this Agreement or any other payments or benefits received or to be received by the Executive from the Employer (whether payable pursuant to the terms of any plan, agreement or arrangement with the Employer) or any corporation ("Affiliate") affiliated with the Employer within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), in the opinion of tax counsel selected by the Employer's independent auditors and acceptable to the Executive, constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and the present value of such "parachute payments" equals or exceeds three (3) times the average of the annual compensation payable to the Executive by the Employer (or an Affiliate) and includible in the Executive's gross income for federal income tax purposes for the five (5) calendar years preceding the year in which a change in ownership or control of the Employer occurred ("Base Amount"), such benefits under this Agreement shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by the Executive from the Employer (or an Affiliate) that are deemed "parachute payments") is equal to 2.99 times the Base Amount, notwithstanding any other provision to the contrary in this Agreement. The benefits under this Agreement shall not be reduced if (A) the Executive shall have effectively waived his or her receipt or enjoyment of any such payment or benefit which triggered the applicability of this section, or (B) in the opinion of tax counsel, the benefits under this Agreement (in their full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4) of the Code, and such payments are deductible by the Employer. The Base Amount shall include every type and form of compensation includible in the Executive's gross income in respect of his or her employment by


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         the Employer (or an Affiliate), except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G(b) of the Code. For purposes of this Section, a "change in ownership or control" shall have the meaning set forth in Section 280G(b) of the Code and any temporary or final regulations promulgated thereunder. The present value of any non-cash benefit or any deferred cash payment shall be determined by the Employer's independent auditors in accordance with the principles of Sections 280G(b)(3) and (4) of the Code.

              (b) The Executive shall have the right to request that the Employer obtain a ruling from the Internal Revenue Service ("Service") as to whether any or all payments or benefits determined by such tax counsel are, in the view of the Service, "parachute payments" under
         Section 280G. If a ruling is sought pursuant to the Executive's request, no benefits payable under this Agreement shall be made to the Executive until after fifteen (15) days from the date of such ruling. For purposes of this section, the Executive and the Employer agree to be bound by the Service's ruling as to whether payments constitute "parachute payments" under Section 280G. If the Service declines, for any reason, to provide the ruling requested, the tax counsel's opinion provided in (a) above with respect to what payments or benefits constitute "parachute payments" shall control, and the period during which the benefits under this Agreement may be deferred shall be extended to a date fifteen (15) days from the date of the Service's notice indicating that no ruling would be forthcoming.

              (c) In the event that Section 280G, or any successor statute, is repealed, this section shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final regulations under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations, this Agreement may be modified as in good faith deemed necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modifications shall not be unreasonably withheld.

              (d) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (12 USC ss. 1828(k)) and any regulations promulgated thereunder.

11. Legal Fees And Expenses.

         It is the intent of Employer that Executive not be required to incur the expenses associated with the enforcement of his or her rights under this Agreement by litigation, arbitration or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, if it should appear to Executive that Employer has failed to comply with any of its obligations under this Agreement or in the event that Employer or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation, arbitration or other legal action designed to deny, or to recover from Executive, the benefits intended to be provided to Executive hereunder, Employer irrevocably authorizes Executive from time to time to retain counsel of his or her choice, at the expense of Employer as hereafter provided, to represent Executive in connection with the initiation or defense of any litigation, arbitration or other legal action, whether by or against Employer or any director, officer, shareholder or other person affiliated with Employer, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between Employer and such counsel, Employer irrevocably consents to Executive's entering into an attorney-client relationship with such counsel, and in that connection Employer and Executive agree that a confidential relationship shall exist between Executive and such counsel. Employer shall pay and be solely responsible for reasonable and necessary attorneys' and related fees and expenses incurred by Executive as a result of Employer's failure to perform this Agreement or any provision thereof or as a result of Employer or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid, but only if Executive obtains a final legal judgment or settlement in his or her favor. All fees and expenses due hereunder shall be paid upon presentation by Executive to Employer of a statement or statements prepared by such counsel and containing such information and detail as may be requested by Employer.



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12. Entire Agreement.

         This Agreement supersedes any other agreements, oral or written, between the parties with respect to the payment of supplemental retirement benefits by Employer to Executive, and contains all of the agreements and understandings between the parties with respect to such supplemental retirement benefits. Any waiver or modification of any term of this Agreement shall be effective only if it is signed in writing by both parties.


13. Withholding of Taxes.

         Employer may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling. Executive agrees that in the event employment taxes become payable on the benefits provided hereunder prior to the time benefits are paid, the Employer may withhold such taxes from any other amounts due to Executive.

14. Notices.

         Any notice to be given hereunder by either party to the other may be made by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing below, but each party may change his or her or its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated five (5) days after the date of mailing.

                If to Employer, addressed to:
                        First Northern Savings Bank, S.A.
                        201 North Monroe Avenue
                        P.O. Box 23100
                        Green Bay, WI  54305-3100
                        Attention: Corporate Secretary

               If to Executive, addressed to:


                        --------------------------------

                        --------------------------------

                        --------------------------------

15. Governing Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin and, to the extent applicable, of the United States.

16. Incapacity.

         If Employer shall reasonably and in good faith find that any person to whom any payment is payable under this Agreement is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person reasonably and in good faith deemed by Employer to have incurred expense for such person otherwise entitled to payment in such manner and proportions as Employer may determine in its sole discretion. Any such payment shall be a complete discharge of the liabilities of Employer to make such payment to Executive.



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17. Waivers.

         The waiver by any party of any breach, default, misrepresentation or breach of warranty or covenant in this Agreement, whether intentional or not, shall be in writing and shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation or breach of warranty or covenant herein and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

18. Severability.

         In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

19. Remedies Cumulative.

         Remedies under this Agreement of any party hereto are in addition to any remedy or remedies to which such party is entitled or may become entitled at law or in equity.

20. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

21. Headings.

         The headings in this Agreement are for convenience of reference only, and under no circumstances should they be construed as being a substantive part of this Agreement nor shall they limit or otherwise affect the meaning thereof.

22. Additional Documents.

         Each of the parties hereto, without further consideration, agrees to execute and deliver such additional documents and to take such other actions reasonably necessary to more effectively consummate the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Supplemental Retirement Agreement as of the day and year first above written.

                                FIRST NORTHERN SAVINGS BANK, S.A.


                                --------------------------------------
                                By: Michael D. Meeuwsen,
                                    President and CEO


                                Attest:
                                       -------------------------------
                                       Marla J. Carr, Secretary



                                --------------------------------------
                                Executive


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                             BENEFICIARY DESIGNATION

         Pursuant to Section 3 of this Agreement, I direct that in the event of my death any benefits which remain payable shall be paid or payable to the following individual or trust, or to the following individuals or trusts in equal shares:

Beneficiary
Name(s)                     Relationship      Address                         S.S. No.
-----------                 ------------      -------                         --------

---------------------       ------------      --------------------------      ------------
---------------------       ------------      --------------------------      ------------
---------------------       ------------      --------------------------      ------------
---------------------       ------------      --------------------------      ------------


         If I have designated more than one individual or trust as Beneficiary above, and if one or more but not all fail to survive me, then the share(s) of those designated who do not survive me shall be paid or payable [check one]:

         [ ] to their respective heirs then living, by right of representation.

         [ ] to those designated individuals who do survive me, in equal shares.

         [ ] not applicable.

                                          ------------------------------------
                                          Executive

                                          Date:
                                               -------------------------------














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